CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, George T. Stapleton, II and George Orr, President and Chief Executive Officer and Chief Financial Officer and Treasurer, respectively, of MegaWest Energy Corp., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 20-F of MegaWest Energy Corp. for the year ended April 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of MegaWest Energy Corp.

Dated: August 9, 2007

/s/ George T. Stapleton, II
 George T. Stapleton, II
Chief Executive Officer and President
(Principal Executive Officer)

/s/ George Orr
George Orr
Chief Financial Officer and Treasurer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to MegaWest Energy Corp. and will be retained by MegaWest Energy Corp. and furnished to the Securities and Exchange Commission or its staff upon request.